Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE THIRD fiscal quarter ENDED March 31, 2021

Reports record results for the March quarter across several key financial metrics;

Diversity of service offerings and low debt levels position

the Company for continued success in scaling its non-asset based business model

BELLEVUE, WA May 10, 2021 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and nine months ended March 31, 2021.

Financial Highlights – Three Months Ended March 31, 2021

•
Revenues increased to a record $236.5 million for the third fiscal quarter ended March 31, 2021, up $59.3 million or 33.5%, compared to revenues of $177.2 million for the comparable prior year period.
•
Net revenues, a non-GAAP financial measure, increased to a record $56.8 million for the third fiscal quarter ended March 31, 2021, up $9.0 million or 18.8%, compared to net revenues of $47.8 million for the comparable prior year period.
•
Net income increased to a record $5.0 million, or $0.10 per basic and fully diluted share, up $4.9 million compared to net income of $0.1 million, or $0.00 per basic and fully diluted share for the comparable prior year period.
•
Adjusted net income, a non-GAAP financial measure, increased to a record $9.1 million, or $0.18 per basic and fully diluted share for the third fiscal quarter ended March 31, 2021, up $5.1 million or 127.5%, compared to adjusted net income of $4.0 million, or $0.08 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities.
•
Adjusted EBITDA, a non-GAAP financial measure, increased to a record $12.9 million for the third fiscal quarter ended March 31, 2021, up $6.8 million or 111.5%, compared to adjusted EBITDA of $6.1 million for the comparable prior year period.
•
Adjusted EBITDA Margin, a non-GAAP financial measure, increased to a record 22.7%, up 1,000 basis points, compared to 12.7% for the comparable prior year period.

CEO Bohn Crain comments on results

"We are very pleased to report another quarter of solid financial results including new records for the March quarter across a number of our key financial metrics,” said Bohn Crain, Founder and CEO of Radiant Logistics. “We posted record revenues of $236.5 million, up $59.3 million or 33.5%; record net revenues of $56.8 million, up $9.0 million or 18.8%, record net income of $5.0 million, up $4.9 million; record adjusted net income of $9.1 million, up $5.1 million or 127.5%, and record adjusted EBITDA of $12.9 million, up $6.8 million or 111.5%. In addition, we also saw improvement in our adjusted EBITDA margins, which increased to a record 22.7% for the March quarter, up from 12.7% for the comparable prior year period. These results reflect the benefit of our scalable non-asset based business model, diversity of our service offerings, and our ability to quickly respond to changing market dynamics. In addition, we have been able to deliver these record results while maintaining very low leverage on our balance sheet.”

Mr. Crain continued, “We are encouraged by our continued strong financial performance with trailing twelve month adjusted EBITDA through March 31, 2021 of $47.8 million. At the same time, we also believe that our current share price does not accurately reflect Radiant’s intrinsic value or long-term growth prospects, particularly given our unlevered balance sheet, and therefore represents an excellent investment opportunity for both the Company and our shareholders. With the diversity of our customers, the strength of our balance sheet, the scalability of our technology, the commitment of our employees, and the eventual recovery of the business sectors that have been most adversely affected by COVID-19, we remain optimistic about the trajectory of the economy and the opportunities that it will present for Radiant. In the months ahead, we will continue to closely monitor how we and the economy are progressing and look forward to re-engaging in acquisition opportunities and/or our stock buy-back activities as the opportunities present themselves.”

Third Fiscal Quarter Ended March 31, 2021 – Financial Results

For the three months ended March 31, 2021, Radiant reported net income of $5.0 million on $236.5 million of revenues, or $0.10 per basic and fully diluted share. For the three months ended March 31, 2020, Radiant reported net income of $0.1 million on $177.2 million of revenues, or $0.00 per basic and fully diluted share.

For the three months ended March 31, 2021, Radiant reported adjusted net income of $9.1 million, or $0.18 per basic and fully diluted share. For the three months ended March 31, 2020, Radiant reported adjusted net income of $4.0 million, or $0.08 per basic and fully diluted share.

For the three months ended March 31, 2021, Radiant reported Adjusted EBITDA of $12.9 million, compared to $6.1 million for the comparable prior year period.

Nine Months Ended March 31, 2021 – Financial Results

For the nine months ended March 31, 2021, Radiant reported net income of $11.9 million on $631.2 million of revenues, or $0.24 per basic and $0.23 per fully diluted share. For the nine months ended March 31, 2020, Radiant reported net income of $5.9 million on $579.7 million of revenues, or $0.12 per basic and $0.11 per fully diluted share.

For the nine months ended March 31, 2021, Radiant reported adjusted net income of $24.3 million, or $0.49 per basic and $0.48 per fully diluted share. For the nine months ended March 31, 2020, Radiant reported adjusted net income of $16.7 million or $0.34 per basic and $0.33 per fully diluted share.

For the nine months ended March 31, 2021, Radiant reported Adjusted EBITDA of $34.6 million, compared to $25.1 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Monday, May 10, 2021 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Monday, May 10, 2021 at 4:30 PM Eastern
DIAL-IN	US (888) 506-0062; Intl. (973) 528-0011
REPLAY	May 11, 2021 at 9:30 AM Eastern to May 24, 2021 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 41149)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/41149.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this announcement. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger strategic operating partners; our compliance with financial and other covenants under our indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 on our operations and financial results; and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements, including those set forth under the caption “Risk Factors” in our Form 10-K for the year ended June 30, 2020. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	June 30,
(In thousands, except share and per share data)	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,215	$34,841
Accounts receivable, net of allowance of $1,561 and $1,990, respectively	110,991	71,838
Contract assets	26,038	16,312
Income tax receivable	—	780
Prepaid expenses and other current assets	19,720	16,817
Total current assets	160,964	140,588

Property, technology, and equipment, net	21,918	18,712

Goodwill	72,298	72,199
Intangible assets, net	43,742	51,192
Operating lease right-of-use assets	25,722	12,580
Deposits and other assets	3,710	4,769
Total other long-term assets	145,472	140,740
Total assets	$328,354	$300,040

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$84,597	$65,003
Operating partner commissions payable	12,294	9,131
Accrued expenses	7,705	6,538
Income tax payable	357	—
Current portion of notes payable	4,316	3,800
Current portion of operating lease liability	6,429	6,121
Current portion of finance lease liability	739	688
Current portion of contingent consideration	2,319	2,127
Other current liabilities	424	308
Total current liabilities	119,180	93,716

Notes payable, net of current portion	24,766	48,091
Operating lease liability, net of current portion	20,080	7,192
Finance lease liability, net of current portion	1,988	2,476
Contingent consideration, net of current portion	4,944	2,813
Deferred income taxes	6,312	7,484
Other long-term liabilities	61	93
Total long-term liabilities	58,151	68,149
Total liabilities	177,331	161,865

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 50,751,454 and 50,188,486 shares issued, and 50,118,607 and 49,555,639 shares outstanding, respectively	32	32
Additional paid-in capital	103,671	102,214
Treasury stock, at cost, 632,847 shares	(2,749)	(2,749)
Retained earnings	49,308	37,424
Accumulated other comprehensive income	618	445
Total Radiant Logistics, Inc. stockholders’ equity	150,880	137,366
Non-controlling interest	143	809
Total equity	151,023	138,175
Total liabilities and equity	$328,354	$300,040

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except share and per share data)	2021	2020	2021	2020
Revenues	$236,532	$177,221	$631,214	$579,691

Operating expenses:
Cost of transportation and other services	179,732	129,440	473,148	420,419
Operating partner commissions	23,761	20,352	66,386	69,899
Personnel costs	14,229	14,412	40,741	44,487
Selling, general and administrative expenses	6,688	8,027	17,910	22,370
Depreciation and amortization	4,174	4,282	12,418	12,413
Transition, lease termination, and other costs	—	—	—	328
Change in fair value of contingent consideration	2,500	3	4,350	52
Total operating expenses	231,084	176,516	614,953	569,968

Income from operations	5,448	705	16,261	9,723

Other income (expense):
Interest income	3	17	14	50
Interest expense	(611)	(752)	(1,919)	(2,070)
Foreign currency transaction gain (loss)	14	169	(158)	120
Change in fair value of interest rate swap contracts	(512)	—	(642)	—
Gain on forgiveness of debt	1,414	—	1,414	—
Other	281	89	663	164
Total other income (expense)	589	(477)	(628)	(1,736)

Income before income taxes	6,037	228	15,633	7,987

Income tax expense	(976)	(102)	(3,455)	(1,850)

Net income	5,061	126	12,178	6,137
Less: net income attributable to non-controlling interest	(77)	(73)	(294)	(262)

Net income attributable to Radiant Logistics, Inc.	$4,984	$53	$11,884	$5,875

Other comprehensive income:
Foreign currency translation gain	567	711	173	677
Comprehensive income	$5,628	$837	$12,351	$6,814

Income per share:
Basic	$0.10	$—	$0.24	$0.12
Diluted	$0.10	$—	$0.23	$0.11

Weighted average common shares outstanding:
Basic	50,034,950	49,577,370	49,807,932	49,667,243
Diluted	51,359,441	50,974,994	51,131,806	51,266,348

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, litigation costs, amortization of debt issuance costs, change in fair value of interest rate swap contracts, and gain on forgiveness of debt.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, gain on forgiveness of debt, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Net Revenues (Non-GAAP measure)	2021	2020	2021	2020
Total revenues	$236,532	$177,221	$631,214	$579,691
Cost of transportation and other services	179,732	129,440	473,148	420,419

Net revenues	$56,800	$47,781	$158,066	$159,272
Net margin	24.0%	27.0%	25.0%	27.5%

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted EBITDA	2021	2020	2021	2020
Net income attributable to Radiant Logistics, Inc.	$4,984	$53	$11,884	$5,875
Income tax expense	976	102	3,455	1,850
Depreciation and amortization	4,174	4,282	12,418	12,413
Net interest expense	608	735	1,905	2,020

EBITDA	10,742	5,172	29,662	22,158

Share-based compensation	303	409	774	1,306
Change in fair value of contingent consideration	2,500	3	4,350	52
Acquisition related costs	—	183	35	495
Litigation costs	256	400	433	832
Transition, lease termination, and other costs	—	59	—	387
Change in fair value of interest rate swap contracts	512	—	642	—
Gain on forgiveness of debt	(1,414)	—	(1,414)	—
Foreign currency transaction loss (gain)	(14)	(169)	158	(120)

Adjusted EBITDA	$12,885	$6,057	$34,640	$25,110
Adjusted EBITDA margin (Adjusted EBITDA as a % of Net Revenues)	22.7%	12.7%	21.9%	15.8%

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted net income	2021	2020	2021	2020
GAAP net income attributable to Radiant Logistics, Inc.	$4,984	$53	$11,884	$5,875
Adjustments to net income:
Income tax expense	976	102	3,455	1,850
Depreciation and amortization	4,174	4,282	12,418	12,413
Change in fair value of contingent consideration	2,500	3	4,350	52
Acquisition related costs	—	183	35	495
Litigation costs	256	400	433	832
Transition, lease termination, and other costs	—	59	—	387
Change in fair value of interest rate swap contracts	512	—	642	—
Gain on forgiveness of debt	(1,414)	—	(1,414)	—
Amortization of debt issuance costs	129	170	393	278

Adjusted net income before income taxes	12,117	5,252	32,196	22,182

Provision for income taxes at 24.5%	(2,969)	(1,287)	(7,888)	(5,435)

Adjusted net income	$9,148	$3,965	$24,308	$16,747

Adjusted net income per common share:
Basic	$0.18	$0.08	$0.49	$0.34
Diluted	$0.18	$0.08	$0.48	$0.33

Weighted average common shares outstanding:
Basic	50,034,950	49,577,370	49,807,932	49,667,243
Diluted	51,359,441	50,974,994	51,131,806	51,266,348

(In thousands) Trailing twelve months adjusted EBITDA:	Three months ended March 31, 2021	Three months ended December 31, 2020	Three months ended September 30, 2020	Three months ended June 30, 2020	Twelve months ended March 31, 2021
Net income attributable to Radiant Logistics, Inc.	$4,984	$3,812	$3,088	$4,665	$16,549
Income tax expense	976	1,402	1,078	1,307	4,763
Depreciation and amortization	4,174	4,085	4,159	4,157	16,575
Net interest expense	608	725	571	806	2,710

EBITDA	10,742	10,024	8,896	10,935	40,597

Share-based compensation	303	327	144	358	1,132
Change in fair value of contingent consideration	2,500	1,850	—	1,700	6,050
Acquisition related costs	—	1	34	82	117
Litigation costs	256	26	151	229	662
Transition, lease termination, and other costs	—	—	—	199	199
Change in fair value of interest rate swap contracts	512	109	21	(600)	42
Gain on forgiveness of debt	(1,414)	—	—	—	(1,414)
Foreign exchange loss (gain)	(14)	193	(21)	245	403

Adjusted EBITDA	$12,885	$12,530	$9,225	$13,148	$47,788